UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2012

THE WIKI GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	033-26828	58-1921737
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1093 Broxton Avenue Suite 210 Los Angeles, CA 90024
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 443-9246

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 31, 2012, Denita Willoughby submitted to The Wiki Group, Inc. (the “Company”) a resignation letter pursuant to which she resigned as the Chief Executive Officer of the Company and a member of the Company’s Board of Directors (the “Board”), effective immediately.

On the same day, the Board appointed Edward DeFeudis, the Company’s President, Chief Financial Officer and a member of the Board, as the Company’s Chief Executive Officer, effective immediately. Mr. DeFeudis will perform the services and duties that are normally and customarily associated with the Chief Executive Officer position as well as other associated duties as our Board reasonably determines.

Biographical information for Mr. DeFeudis has previously been disclosed on the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on May 15, 2012.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Mr. DeFeudis.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 5, 2012
THE WIKI GROUP, INC.

By:	/s/ Edward DeFeudis
Edward DeFeudis President, Chief Executive Officer and Chief Financial Officer